AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MONSANTO COMPANY
(Exact name of registrant as specified in its charter)

Delaware	43-1878297
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

800 North Lindbergh Boulevard	63167
St. Louis, Missouri	(Zip Code)
(Address of Principal Executive Offices)

MONSANTO COMPANY LONG-TERM INCENTIVE PLAN
(formerly known as the MONSANTO 2000 MANAGEMENT INCENTIVE PLAN),
INCLUDING THE MONSANTO COMPANY NON-EMPLOYEE DIRECTOR
EQUITY INCENTIVE COMPENSATION PLAN
(Full title of the Plans)

Charles W. Burson, Esq.
Executive Vice President, Secretary and General Counsel
Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
(Name and address of agent for service)
(314) 694-1000
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	Registered (1)	share (2)	price (2)	registration fee (3)

Monsanto Company Long-Term Incentive Plan (formerly known as the 2000 Management Incentive Plan), Common Stock $.01 par value (3)	16,700,000	$15.97	$266,699,000	$21,575.95
Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, Common Stock, $.01 par value (3)(4)	(4)	(4)	(4)	(4)

(1)	This registration statement registers an additional 16,700,000 shares of Common Stock $.01 par value of the registrant for which a registration statement filed on this form relating to the Monsanto Company Long-Term Incentive Plan (formerly the Monsanto 2000

Management Incentive Plan), the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, the Monsanto Company Broad-Based Stock Option Plan and the Monsanto Company Employee Stock Purchase Plan is effective. These additional shares are reserved for issuance under the Monsanto Company Long-Term Incentive Plan and the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, only. Shares issuable under the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan will be automatically granted under the Monsanto Company Long-Term Incentive Plan. We previously registered 22,568,000 shares of common stock for issuance under these plans on Form S-8 on December 6, 2000, as amended by Amendment No. 1 on Form S-8 on December 11, 2000 (File No. 333-51316). We will have an aggregate of 39,268,000 shares registered and reserved for issuance pursuant to the Monsanto Company Long-Term Incentive Plan and the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan upon the effectiveness of this registration statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h). The proposed maximum offering price per share represents the average of the high and low prices of the Common Stock on April 23, 2003, as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for the shares reserved for issuance under the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan).

(3)	This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Monsanto Company Long-Term Incentive Plan (formerly the Monsanto 2000 Management Incentive Plan). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Monsanto Company Long-Term Incentive Plan and the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(4)	Shares issuable under the Non-Employee Director Equity Incentive Compensation Plan will be automatically granted under the Monsanto Company Long-Term Incentive Plan; accordingly, no separate registration fee is payable with respect to the Non-Employee Director Equity Incentive Compensation Plan.

PURPOSE OF REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5.1 Opinion/Consent of Michael L. DeCamp
EX-23.1 Consent of Deloitte & Touche
EX-24.1 Power of Attorney

PURPOSE OF REGISTRATION STATEMENT

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan) and the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan, is effective. Consequently, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-51316), filed with the Securities and Exchange Commission on December 6, 2000, and the contents of Amendment No. 1 to Form S-8 (File No. 333-51316), filed with the Securities and Exchange Commission on December 11, 2000, with respect to such plans, are incorporated by reference into this Registration Statement. In addition, the following information is included:

Item 5. Interests of Named Experts and Counsel.

The legality of the additional shares of Common Stock registered pursuant to this Registration Statement to be issued pursuant to the Monsanto Company Long-Term Incentive Plan and the Monsanto Company Non-Employee Director Equity Incentive Compensation Plan will be passed upon for the Company by Michael L. DeCamp, Assistant Secretary and Assistant General Counsel of the Company, who is a participant in various employment benefit plans offered by the Company and owns or has options to purchase shares of Common Stock pursuant to such plans.

Item 8. Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this 30th day of April, 2003.

MONSANTO COMPANY (Registrant)

By:	/s/ Michael L. DeCamp

Name: Michael L. DeCamp Title: Assistant Secretary and Assistant General Counsel

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors,	April 30, 2003
President and Chief Executive
(Frank V. AtLee III)	Officer (Principal Executive Officer)

	Director	April 30, 2003

(Gwendolyn S. King)

*	Director	April 30, 2003

(Sharon R. Long)

*	Director	April 30, 2003

(C. Steven McMillan)

*	Director	April 30, 2003

(William U. Parfet)

*	Director	April 30, 2003

(George H. Poste)

*	Director	April 30, 2003

(Robert J. Stevens)

*	Executive Vice President and	April 30, 2003
Chief Financial Officer
(Terrell K. Crews)	(Principal Financial Officer)

*	Vice President and Controller	April 30, 2003
(Principal Accounting Officer)
(Richard B. Clark)

*	Michael L. DeCamp, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

/s/ Michael L. DeCamp

By:	Michael L. DeCamp
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed August 30, 2000 (File No. 333-36956))

3.2	Amended By-Laws of the Company, effective September 19, 2002 (incorporated herein by reference to Exhibit 3.2 of the Company’s Form 10-Q for the quarter ended September 20, 2002 (File No. 1-16167))

4.1	Form of Specimen Certificate of the Registrant’s Common Stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-36956))

5.1	Opinion of Michael L. DeCamp relating to the legality of the Common Stock

10.1	Monsanto Company Long-Term Incentive Plan (formerly the Monsanto 2000 Management Incentive Plan)(incorporated herein by reference to Appendix C to the Company’s Proxy Statement dated March 13, 2003 (File No. 001-16167)

10.2	Non-Employee Director Equity Incentive Compensation Plan, amended December 18, 2002 and effective as of September 19, 2002 (incorporated by reference to Exhibit 10.15 to the Company’s Form 10-K for the year ended December 31, 2002 (File No. 1-16167)(the “2002 Form 10-K”))

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Company Counsel (See Exhibit 5.1)

24.1	Power of Attorney